As filed with the Securities and Exchange Commission on July 29, 2016
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEARTLAND FINANCIAL USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	42-1405748
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bryan R. McKeag
Executive Vice President and Chief Financial Officer
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael J. Coyle Executive Vice President, Senior General Counsel and Corporate Secretary Heartland Financial USA, Inc. 1398 Central Avenue Dubuque, Iowa 52001 (563) 589-2100	Jonathan B. Abram Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, MN 55402 (612) 340-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:
Large accelerated filer ☐     Accelerated filer ☒     Non-accelerated filer ☐     Smaller reporting company ☐
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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities, Subordinated Notes, Common Stock, Preferred Stock, Warrants, Rights and Units	(1)(2)	(1)(2)	(1)(2)	(3)

(1) Omitted pursuant to Form S-3, General Instruction II.E.
(2) An unspecified number of securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.

(3) Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS
Debt Securities
Subordinated Notes
Common Stock
Preferred Stock
Warrants
Rights
Units
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We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol “HTLF.”
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Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities. See “Risk Factors” on page 3 of this Prospectus.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
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The date of this prospectus is July 29, 2016.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
RISK FACTORS	3
HEARTLAND FINANCIAL USA, INC	3
USE OF PROCEEDS	4
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF DEBT SECURITIES	4
DESCRIPTION OF SUBORDINATED NOTES	10
DESCRIPTION OF COMMON STOCK	16
DESCRIPTION OF PREFERRED STOCK	19
DESCRIPTION OF WARRANTS	20
DESCRIPTION OF RIGHTS	21
DESCRIPTION OF UNITS	22
PLAN OF DISTRIBUTION	22
VALIDITY OF SECURITIES	23
EXPERTS	23
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All references in this prospectus to “Heartland,” “we,” “us,” “our,” and “our company” are to Heartland Financial USA, Inc. and not to our consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. In this prospectus, we refer to debt securities, common stock, preferred stock, warrants, rights and units collectively as “securities.”
All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process on Form S‑3. Under this shelf registration, we may sell the securities described in this prospectus, which include debt securities, subordinated notes, common stock, preferred stock, warrants, rights and units. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements containing specific information about the terms of that offering. The prospectus supplements may also add, update or change information contained in this prospectus. If information in the prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and will supersede the information in this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you invest.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on its front cover.
Neither we nor anyone acting on our behalf is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus or any prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of our company and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of such act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.
RISK FACTORS
An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10‑K, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our subsequent quarterly reports on Form 10‑Q and other future filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.
HEARTLAND FINANCIAL USA, INC.
We are a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. We conduct a community banking business through independently chartered community banks operating in the states of Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri, Texas and California. We have 10 community bank subsidiaries, which operate a total of 108 bank locations serving approximately 210,000 business and consumer households. All 10 of our banking subsidiaries are members of the Federal Deposit Insurance Corporation (the “FDIC”). We also have five non-banking subsidiaries, including a consumer finance company with offices in Iowa, Illinois and Wisconsin, a subsidiary involved in property management, a community development company and two multi-line insurance agencies, as well as eight special-purpose trust subsidiaries formed for the purpose of offering cumulative capital securities.
The principal business of our bank subsidiaries consists of making loans to and accepting deposits from businesses and individuals. Our bank subsidiaries provide full service commercial and retail banking in their communities. Both our loans and our deposits are generated primarily through strong banking and community relationships, and through management that is actively involved in the community. Our lending and investment activities are funded primarily by core deposits. This stable source of funding is achieved by developing strong banking relationships with customers through value-added product offerings, competitive market pricing, convenience and high-touch personal service. Deposit products, which are insured by the FDIC to the full extent permitted by law, include checking and other demand deposit accounts, NOW accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts, health savings accounts and other time deposits. Loan products include commercial and industrial, commercial real estate, small business, agricultural, real estate mortgage, consumer, and credit cards for commercial, business and personal use.
We supplement the local services of our bank subsidiaries with a full complement of ancillary services, including wealth management, investment and insurance services. We provide convenient electronic banking services and client access to account information through business and personal online banking, mobile banking, bill payment, remote deposit capture, treasury management services, debit cards and automated teller machines.
Dubuque Bank and Trust Company, our lead bank subsidiary, was originally incorporated in Iowa in 1935. We were formed to serve as its holding company in 1981, and we reincorporated in Delaware on June 30, 1993. Our principal executive offices are located at 1398 Central Avenue, Dubuque, Iowa 52001. Our telephone number is (563) 589‑2100. Our website address is www.htlf.com. The information on our website is not part of this prospectus or any prospectus supplement.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include, among other things, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the use of proceeds for that offering.
RATIO OF EARNINGS TO FIXED CHARGES
Our consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preferred stock dividends for the periods indicated are as follows:

	Fiscal Year Ended December 31,					Three Months Ended
	2015	2014	2013	2012	2011	March 31, 2016
Ratio of Earnings to Fixed Charges
Including Interest on Deposits	3.38x	2.54x	2.27x	2.76x	1.98x	4.49x
Excluding Interest on Deposits	5.39x	4.11x	3.74x	4.94x	3.59x	7.79x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including Interest on Deposits	3.33x	2.50x	2.23x	2.54x	1.70x	4.42x
Excluding Interest on Deposits	5.20x	3.98x	3.58x	4.16x	2.51x	7.54x
For purposes of computing these ratios, earnings represent income before income tax expense plus fixed charges. Fixed charges include all interest expense, and the portion deemed representative of the interest factor of rent expense. Preferred stock dividends include dividends paid in 2016, 2015, 2014, 2013, 2012 and 2011 on our Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock, which was issued to the U.S. Department of Treasury under the Small Business Lending Fund program, and dividends paid in 2011 on our Series B Fixed Rate Cumulative Perpetual Preferred Stock, which was issued to the U.S. Department of Treasury under the Troubled Asset Relief Program. These ratios are presented both including and excluding interest on deposits.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture below. The summary is not complete and is qualified in its entirety by reference to the indenture. The indenture has been filed as an exhibit to the registration statement that we have filed with the SEC. We encourage you to read the indenture for provisions that may be important to you.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We may issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities is payable;

•
the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•
the place or places where principal of, and interest on, the debt securities will be payable (and the method of such payment), where the debt securities may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•
the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and, if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of and premium, if any, and interest on the debt securities will be made;

•
if payments of principal of and premium, if any, or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to such payments will be determined;

•
the manner in which the amounts of payment of principal of and premium, if any, and interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•
any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•
the provisions, if any, relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•
any other terms of any series of debt securities, which may supplement, modify or delete any provision of the indenture as it applies to such series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of such debt securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and premium, if any, and interest on such debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to the debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we herein refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we herein refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
You may effect the transfer of certificated debt securities and the right to receive the principal of and premium, if any, and interest on certificated debt securities only by surrendering the certificate representing such certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”), unless:

•
we are the surviving corporation or the successor person (if other than our company) is organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default
Event of default means, with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon such debt securities of such series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security at its maturity;

•
default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than such series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of such series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided with respect to debt securities of such series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of such series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of such series are discount securities, such portion of the principal amount as may be specified in the terms of such series) and accrued and unpaid interest, if any, on all debt securities of such series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of such series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of such series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of such series; and

•
the holders of at least a majority in principal amount of the outstanding debt securities of such series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of such series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on that debt security on or after the due dates expressed in such debt security, and to institute suit for the enforcement of payment.
If any debt securities are outstanding under the indenture, the indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall deliver to each holder of debt securities of such series notice of a default or event of default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of such series if it in good faith determines that withholding notice is in the interest of the holders of such series of debt securities.
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security of such series to:

•	cure any ambiguity, defect or inconsistency;

•	comply with covenants in the indenture described above under the heading “Description of Debt Securities-Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of such series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of such series;

•	to comply with the applicable procedures of the Depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of such series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities;

•
reduce the principal of or premium, if any, on or change the fixed maturity of any debt securities or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to such series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of and premium, if any, or interest on any debt securities (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt securities payable in currency other than that stated in the debt securities;

•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and premium, if any, and interest on such debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt securities.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, and premium, if any, or any interest on any debt securities of such series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and such series of debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading above “Description of Debt Securities-Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of such series, or covenant defeasance.

The conditions include:

•
depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series on the stated maturity of those payments in accordance with the terms of the indenture and such debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of such series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York.
DESCRIPTION OF SUBORDINATED NOTES
The following description of the subordinated notes, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the subordinated notes that we may offer under this prospectus. When we offer to sell a particular series of subordinated notes, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of subordinated notes. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
General
Subordinated notes may be issued in one or more series of our subordinated debt securities and will be issued under a subordinated debt indenture, dated as of December 17, 2014, as amended and supplemented by a supplemental indenture, dated as of December 17, 2014, between us and U.S. Bank National Association, as trustee, which together we refer to in this description as the “Subordinated Note Indenture.”
The subordinated notes will be our general unsecured subordinated obligations and will rank equally with all of our other unsecured subordinated obligations from time to time outstanding. The subordinated notes will rank junior to all of our existing and future Senior Indebtedness to the extent and in the manner set forth in the Subordinated Note Indenture. The subordinated notes will rank senior to our obligations under junior subordinated debt securities issued to our capital trust subsidiaries. In addition, the subordinated notes are effectively subordinated to all of the existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks. See “-Subordination.”
The terms of each series of subordinated notes will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, in an officers’ certificate or by a supplemental indenture. The particular terms of each series of subordinated notes will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
We may issue an unlimited amount of subordinated notes under the Subordinated Note Indenture that may be in one or more series with the same or various maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any subordinated notes being offered, the aggregate principal amount and the following terms of the subordinated notes, if applicable:

•	the title of the subordinated notes;

•	any limit upon the aggregate principal amount of the subordinated notes;

•	the date or dates on which the principal of any subordinated notes is payable;

•
the rate or rates at which any subordinated notes shall bear interest, if any, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable and the regular record date for any such interest payable on any interest payment date;

•
the place or places where the principal of and any premium and interest on any subordinated notes shall be payable, the place or places where the subordinated notes may be presented for registration of transfer or exchange, and the place or places where notices or demands to or upon us in respect of the subordinated notes may be made;

•
the period or periods within which the price or prices at which and the terms and conditions upon which any subordinated notes may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the subordinated notes shall be evidenced;

•
our obligation, if any, to redeem or purchase any subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder of subordinated notes thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any subordinated notes shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any subordinated notes shall be issuable;

•
if the amount of principal of or any premium or interest on any subordinated notes may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

•
if other than the currency of the United States of America, the currency, currencies or currency units (which, in each instance, shall be acceptable to the trustee) in which the principal of or any premium or interest on any subordinated notes shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

•
if the principal of or any premium or interest on any subordinated notes is to be payable, at our election or the holder of subordinated notes, in one or more currencies or currency units other than that or those in which such subordinated notes are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on subordinated notes as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of any subordinated notes which shall be payable upon declaration of acceleration of the maturity thereof;

•
if the principal amount payable at the stated maturity of any subordinated notes will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such subordinated notes as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	if applicable, that the subordinated notes, in whole or any specified part, shall be defeasible;

•	if applicable, that any subordinated notes shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities;

•
any addition to or change in the events of default which applies to any subordinated notes and any change in the right of the trustee or the requisite holders of subordinated notes to declare the principal amount thereof due and payable;

•	any addition to or change in the covenants which applies to the subordinated notes; and

•	any other terms of the subordinated notes (which terms shall not be inconsistent with the provisions of this Indenture.

Ranking
The subordinated notes are our general unsecured subordinated obligations and are:

•	subordinated in right of payment to the payment of any of our existing and future Senior Indebtedness;

•	equal in right of payment with any of our existing and future unsecured subordinated indebtedness;

•	rank senior to our obligations relating to the junior subordinated debt securities issued to our capital trust subsidiaries; and

•	effectively subordinated to any existing and future liabilities and obligations of our subsidiaries, including the deposit liabilities and claims of other creditors of our subsidiary banks.

Subordination
The subordinated notes are subordinated in right of payment to the prior payment in full of all our Senior Indebtedness. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our Senior Indebtedness will be entitled to receive payment in full of all amounts that are due or will become due on their debt securities before the holders of the subordinated notes will be entitled to receive any amounts under the subordinated notes. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.
These subordination provisions mean that if we are insolvent, a direct holder of a specific amount of our Senior Indebtedness may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes, and our creditor that is owned a specific amount may ultimately receive more of our assets than a direct holder of the same amount of subordinated notes. The Subordinated Note Indenture does not limit our ability to incur Senior Indebtedness or general obligations, including indebtedness ranking equally with the notes or secured debt.
Holders of the subordinated notes may not accelerate the maturity of the notes, except upon an event of default. See “-Events of Default” below.

The Subordinated Note Indenture provides that, unless all principal of and any premium or interest on Senior Indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated notes in the following circumstances:

•
in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•
in the event and during the continuation of any default in the payment of principal of (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or, in the event any judicial proceeding shall be pending with respect to any such default; or

•	in the event that any subordinated notes have been declared due and payable before their stated maturity.

If the trustee or any holders of subordinated notes receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or subordinated holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to pay over that money to us.
Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations (as defined below) will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations, before any amount is made available for payment or distribution to the holders of the subordinated notes.
Even if the subordination provisions prevent us from making any payment when due on the subordinated notes, we will be in default on our obligations under the subordinated notes if we do not make the payment when due. This means that the trustee and the holders of subordinated notes can take action against us, but they will not receive any money until the claims of the holders of Senior Indebtedness have been fully satisfied.
The Subordinated Note Indenture allows the holders of Senior Indebtedness to obtain a court order requiring us and any holder of subordinated notes to comply with the subordination provisions.
The Subordinated Note Indenture defines Senior Indebtedness as:

•
the principal of (and premium, if any) and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	our capital lease obligations;

•
our obligations issued or assumed as the deferred purchase price of property, our conditional sale obligations and our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•
our obligations arising from off-balance sheet guarantees and direct credit substitutes, including obligations in respect of any letters of credit, bankers’ acceptance, security purchase facilities and similar credit transactions;

•
our obligations associated with derivative products, including obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	any of the above listed obligations of other persons the payment of which we are responsible or liable for, either directly or indirectly, as obligor, guarantor or otherwise;

•	any of the above listed obligations of other persons secured by any lien on any of our property or assets whether or not we assume that obligation; and

•	any deferrals, renewals or extensions of any of the above listed obligations.

However, Senior Indebtedness does not include:

•	the subordinated notes;

•	trade accounts payable arising in the ordinary course of business; and

•
any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated notes, including: any indebtedness issued to any statutory trust created by us for the purpose of issuing trust securities in connection with such issuance of indebtedness, which shall in all cases be junior to the notes.

The Subordinated Note Indenture does not contain any limitation on the amount of Senior Indebtedness that we may incur in the future.
Because we are a holding company, our right and the rights of our creditors, including holders of the subordinated notes, to participate in any distribution of assets of any of our subsidiaries upon their liquidation, reorganization or otherwise would be subject to the prior claims of creditors of the subsidiary (except to the extent that we are a creditor with a recognized claim of equal priority). In the event of any such distribution of assets of any of our bank subsidiaries due in part to their status as insured depository institutions, the claims of depositors and other general or subordinated creditors of the bank subsidiary would be entitled to priority over claims of shareholders of the bank subsidiary, including any claim we might have as the parent holding company of the subsidiary and any claim that one of our creditors might have, such as holders of the subordinated notes.
Events of Default
The only “events of default” with respect to the notes under the Subordinated Note Indenture are certain events related to our bankruptcy or insolvency, whether voluntary or involuntary, or certain events related to the insolvency of any of three principal subsidiary banks: Dubuque Bank and Trust Company, New Mexico Bank & Trust and Morrill & Janes Bank and Trust Company. If an event of default with respect to the subordinated notes occurs and is continuing, the principal amount of all of the subordinated notes shall become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the subordinated notes. If an event of default with respect to the notes occurs and is continuing, the trustee may enforce its rights and the rights of the holders of the subordinated notes by any judicial proceedings that the trustee deems to be most effectual to do so.
The maturity of the notes may only be accelerated upon the occurrence of an event of default described above. There is no right of acceleration of the payment of principal of the subordinated notes upon a “default” in the payment of principal of or interest on the subordinated notes or in the performance of any of our covenants or agreements contained in the subordinated notes, in the Subordinated Note Indenture or any of our other obligations or liabilities. For purposes of the subordinated notes, “default” means (i) a default in the payment of principal of the subordinated notes when due, whether at maturity, by acceleration of maturity or otherwise; and (ii) a default in the payment of interest on the subordinated notes when due, which continues for 30 days. If a default in the payment of principal of or interest on the subordinated notes occurs and is continuing under the Subordinated Note Indenture, the trustee and holders of notes will have a right to institute suit directly against us for the collection of such overdue payment. Other than upon a default in the payment of principal of or interest on the subordinated notes, the holders of the subordinated notes will have limited rights to institute proceedings to enforce the terms of the Subordinated Note Indenture or subordinated notes.
Modification
From time to time, we, together with the trustee, may, without the consent of the holders of subordinated notes, amend the Subordinated Note Indenture for one or more of the following purposes:

•	to provide for the assumption by a successor corporation of our obligations under the Subordinated Note Indenture;

•	to add to our covenants and the default provisions for the benefit of the holders of subordinated notes;

•	to permit or facilitate the issuance of subordinated notes in bearer form or in uncertificated form;

•	to cure ambiguities, defects or inconsistencies, so long as the amendment does not materially adversely affect the interests of the holders of subordinated notes;

•
to make any other change to the Subordinated Note Indenture that neither applies to any subordinated note of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modifies the rights of any subordinated holder with respect to such provision.

The Subordinated Note Indenture permits us and the trustee, with the consent of the holders of a majority in aggregate principal amount of each series of subordinated notes affected thereby, to modify the Subordinated Note Indenture in a manner affecting the rights of the holders of the subordinated notes of such series; provided, that no modification may, without the consent of the holders of each outstanding subordinated note affected:

•	change the maturity of the principal of any subordinated note or the timing of an interest payment on a subordinated note;

•	reduce the principal amount or the rate of interest of any subordinated note;

•	reduce the amount of the principal of any subordinated note which would be due and payable upon a declaration of acceleration;

•	change the place of payment where, or the coin or currency in which, any subordinated note principal or interest is payable;

•	impair the right to institute suit for the enforcement of any such due and payable obligation;

•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to the subordinated note holders;

•
reduce the percentage of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver provided for in the Subordinated Note Indenture; or

•	reduce the percentage of the principal amount of the subordinated notes, the holders of which are required to consent to any such modification.

Consolidation, Merger, Sale of Assets and Other Transactions
We will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, unless:

•
we are the surviving person or we consolidate with or merge into another person or sell, convey, transfer or lease substantially all of our properties and assets to any person, the successor is organized under the laws of the United States of America or any State or the District of Columbia, and the successor, if not us expressly assumes our obligations relating to the notes and the Subordinated Note Indenture;

•
immediately after giving effect to the transaction, no “event of default,” and no event which, after notice or lapse of time or both, would become an “event of default” shall have occurred and be continuing; and

•	certain other conditions described in the Subordinated Note Indenture are met.

The general provisions of the Subordinated Note Indenture do not limit our rights to enter into transactions, such as a highly-leveraged transaction, that may adversely affect the holders of the notes.
Satisfaction And Discharge
The Subordinated Note Indenture provides that when, among other things, all subordinated notes not previously delivered to the trustee for cancellation:

•	have become due and payable, or

•
will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the trustee, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the subordinated notes not previously delivered to the trustee for cancellation, for the principal, and interest to stated maturity, then, upon our request, the Subordinated Note Indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the Subordinated Note Indenture with respect to the subordinated notes. However, we will continue to be obligated to pay all other sums due under the Subordinated Note Indenture and to provide the officer’s certificates and opinions of counsel described in the Subordinated Note Indenture.
Defeasance
We may at any time terminate all of our obligations under the subordinated notes, except for certain obligations, including those respecting the defeasance trust. Our obligations will be deemed to have been discharged on the 91st day after the following applicable conditions have been satisfied:

•
we have irrevocably deposited in trust with the trustee or the defeasance agent, if any, money or U.S. government obligations for the payment of principal and interest on the subordinated notes to maturity;

•
if the subordinated notes are then listed on any securities exchange, we have delivered to the trustee or defeasance agent an officer’s certificate to the effect that our defeasance will not cause the subordinated notes to be delisted from such exchange;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

•
we have delivered to the trustee and the defeasance agent, if any, an opinion of counsel to the effect that holders of the subordinated notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	no event or condition exists that would prevent us from making payments of the principal of or interest on the notes on the date we deposit funds or any time during the 90 days thereafter; and

•	certain other conditions set forth in the Subordinated Note Indenture.

Form, Denomination, Transfer, Exchange and Book-Entry Procedures
The subordinated notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.
The subordinated notes will be evidenced by a global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede & Co., or Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
The global note will not be registered in the name of any person, or exchanged for notes that are registered in the name of any person, other than DTC or its nominee, unless one of the following occurs:

•
DTC notifies us that it is unwilling or unable to continue acting as the depositary for the global note, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary; or

•	an event of default with respect to the subordinated notes represented by the global note has occurred and is continuing.

In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.
The Trustee
The trustee for the holders of subordinated notes issued under the Subordinated Note Indenture will be U.S. Bank National Association. If an event of default with respect to the subordinated notes occurs, and is not cured, the trustee will be required to use the degree of care of a prudent person in the conduct of his or her own affairs in the exercise of its powers. Subject to the provisions of the Subordinated Note Indenture, the trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request of any holders of the subordinated notes, unless they have offered to the trustee security or indemnity reasonably satisfactory to the trustee.
U.S. Bank National Association is the trustee of the subordinated debentures that support several series of trust preferred securities issued by our capital trust subsidiaries and, in the future, may be the trustee under other indentures pursuant to which we issue debt. Pursuant to the Trust Indenture Act of 1939, if a default occurs with respect to the securities of any series, the trustee will be required to eliminate any conflicting interest as defined in the Trust Indenture Act or resign as trustee with respect to the securities of that series within 90 days of such default, unless such default were cured, duly waived or otherwise eliminated.
Payment and Paying Agents
We will pay principal and interest on your subordinated notes at the office of the trustee in Indianapolis, Indiana, or in the City of New York, or at the office of any paying agent that we may designate.
We will pay any interest on the subordinated notes to the registered owner of the subordinated notes at the close of business on the record date for the interest, except in the case of defaulted interest. Interest payable at maturity of the subordinated notes will be paid to the registered holder to whom principal is payable. We may at any time designate additional paying agents or rescind the designation of any paying agent.

Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of and interest on any subordinated note that remains unclaimed for two years after the principal or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.
Governing Law
The Subordinated Note Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF COMMON STOCK
This section summarizes the terms of the common stock that we may offer using this prospectus. This summary does not purport to be complete and is qualified by reference to our certificate of incorporation, as restated and amended (the “certificate of incorporation”), and bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies.
General
Our authorized capital stock consists of 30,000,000 shares of common stock, par value $1.00 per share, and 200,000 shares of preferred stock, par value $1.00 per share. As of June 30, 2016, we had 24,543,376 shares of our common stock outstanding. We have designated the rights and preferences of a series of 16,000 shares of Series A Junior Participating Preferred Stock (“Series A Preferred Stock”), which are issuable upon the exercise of the preferred share purchase rights described below under the heading “Description of Common Stock-Preferred Share Purchase Rights.” We have also issued 3,000 shares of 7.0% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (the “Series D Preferred Stock”). We had previously designated the terms of 81,698 shares of Series B Perpetual Preferred Stock and 81,698 shares of Series C Fixed Rate Non-Cumulative Perpetual Preferred Stock, but all of those shares have been redeemed. As a result of prior preferred stock designations, we have 17,604 shares of authorized but undesignated preferred stock.
Our board of directors is authorized to designate the rights and preferences of additional series of preferred stock out of the 17,604 shares that are authorized but undesignated, to establish the number of shares to be included in each such series and to issue and sell shares of any such series without approval of stockholders. Shares of preferred stock that our board creates and issues could have dividend or redemption rights that could adversely affect the availability of earnings for distribution to the holders of our common stock, or voting, conversion or other rights that could proportionately reduce, minimize or otherwise adversely affect the voting power and other rights of holders of our common stock.
Our common stock is not entitled to any conversion or redemption rights. Holders of our common stock do not have any preemptive right or other subscription rights to subscribe for additional securities we may issue. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue.
Dividend Rights
Subject to the prior dividend rights of the holders of any preferred stock, dividends may be declared by our board of directors and paid from time to time on outstanding shares of our common stock from any funds legally available therefor and subject to regulatory restriction. As a Delaware corporation, we may pay dividends only out of surplus or if we have no such surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, policies of the Board of Governors of the Federal Reserve Board caution that a bank holding company should not pay cash dividends unless its net income available to common stockholders over the past year has been sufficient to fully fund the dividends and the prospective rate of earnings retention appears consistent with its capital needs, asset quality, and overall financial condition. The Federal Reserve possesses enforcement powers over bank holding companies and their bank and non-bank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies.
Voting Rights
Subject to the rights of the holders of any preferred stock, only the holders of our common stock have voting rights and are entitled to one vote for each share held. There are no cumulative voting rights.

Liquidation Rights
Upon any liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Preferred Share Purchase Rights
On January 17, 2012, we entered into an Amended and Restated Rights Agreement (the “Rights Agreement”) with Dubuque Bank and Trust Company. Under the Rights Agreement, all stockholders receive, along with each share of common stock owned, a preferred stock purchase right (a “preferred share purchase right”) entitling them to purchase from us one one-thousandth of a share of Series A Preferred Stock at an exercise price of $70.00 per one one-thousandth of a share, subject to certain adjustments, once these preferred share purchase rights become exercisable.
The preferred share purchase rights are not exercisable or transferable apart from our common stock until the earlier of (i) the 10th day following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% or more of our outstanding common stock or (ii) the 10th business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the date of the commencement of, or announcement of an intention to make, a tender offer or exchange offer which would result in the beneficial ownership by the Acquiring Person of 15% or more of our outstanding common stock, even if no shares are purchased pursuant to such offer. The definition of “Acquiring Person” under the Rights Agreement is subject to certain exceptions, including acquisitions by Heartland Partnership, L.P. and acquisitions that our board of directors determines are inadvertent and without any intention of changing or influencing control of us. Subject to these exceptions and other conditions, if any person or group of affiliated or associated persons becomes an Acquiring Person, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise common stock having a market value of two times the exercise price of the right. If after the time that a person or group becomes an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, each preferred share purchase right will entitle the holder (other than the Acquiring Person) to receive upon exercise common stock of our company or the acquiring company (or the acquiring company’s parent) having a market value of two times the exercise price of the preferred share purchase right.
Each one one-thousandth of a share of our Series A Preferred Stock, if issued, (i) will entitle holders to a minimum preferential quarterly dividend payment (if declared) of the greater of $0.10 per one one-thousandth of a share or an amount equal to 1,000 times the dividend declared per share of common stock, (ii) will have the same voting power as one share of our common stock and (iii) will entitle holders, upon liquidation, to receive the greater of $0.01 per one one-thousandth of a share (plus any accrued but unpaid dividends) or an amount equal to 1,000 times the payment made on one share of our common stock. In the event of any merger, consolidation or other transaction in which our common stock is converted or exchanged, each one one-thousandth of a share of Series A Preferred Stock will be entitled to receive the same amount received per one share of our common stock.
We may redeem the preferred share purchase rights for $0.01 per preferred share purchase right at any time before a person has become an Acquiring Person. If we redeem any of the preferred share purchase rights, we must redeem all of the preferred share purchase rights. For as long as the preferred share purchase rights are redeemable, we may amend the preferred share purchase rights to extend the time period in which the preferred share purchase rights may be redeemed, but not to change the redemption price or date of expiration of the preferred share purchase rights. The Rights Agreement also grants our board of directors the option, at any time after any person or group becomes an Acquiring Person but prior to an acquisition at the 50% level, to exchange preferred share purchase rights (other than preferred share purchase rights owned by such Acquiring Person) for shares of our common stock or Series A Preferred Stock (or a series of our preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of our common stock, or a fractional share of Series A Preferred Stock (or other preferred stock equivalent in value to one share of our common stock), per preferred share purchase right. The preferred share purchase rights will expire on January 17, 2022, unless earlier redeemed.
The preferred share purchase rights make a hostile contest for control without communication with our board of directors impractical. The preferred share purchase rights would cause substantial dilution to a potential acquirer that attempts to acquire us in a transaction that is not approved by our board of directors.

Series D Preferred Stock
Holders of the Series D Preferred Stock are entitled to receive, in any liquidation, dissolution or winding up of our company and before any payment to holders of our common stock, a payment of $1,000 per share plus declared and unpaid dividends on the Series D Preferred Stock (the “Series D Liquidation Amount”). Holders of Series D Preferred Stock are entitled to non-cumulative dividends, if and when declared by our Board of Directors, at a rate of 7.0% of the Series D Liquidation Amount per annum, payable quarterly on February 15, May 15, August 15 and November 15 of each year. We are prohibited from paying any dividends on our common stock unless these non-cumulative dividends on the Series D Preferred Stock have been paid for the most recently completed dividend period.
We may redeem the shares of Series D Preferred Stock, subject to regulatory approval, at any time on or after September 28, 2018, at a price equal to $1,000 per share plus accrued and unpaid dividends through the date fixed for redemption. The shares of Series D Preferred Stock are convertible, at the option of the holder, in whole or in part at any time into shares of our common stock plus a contingent payment right. The number of shares of common stock currently deliverable upon conversion of each share of Series D Preferred Stock is 39.8883 shares.
The holders of Series D Preferred Stock are entitled, with respect to each share of such stock, to the number of votes on all matters submitted by us to a vote of holders of our common stock, as is equal to the number of shares of common stock into which each share of Series D Preferred Stock is convertible as of the record date for stockholders entitled to vote. The holders of Series D Preferred Stock are entitled to vote as a separate class on such matters as are required by the Delaware General Corporation Law (the “DGCL”). Generally, these matters include any amendment to our certificate of incorporation or the certificate of designation of the Series D Preferred Stock that would increase or decrease the number of authorized shares or par value of the Series D Preferred Stock, or that would change adversely the powers, preferences or special rights of the shares of Series D Preferred Stock.
The above description of our common stock, preferred share purchase rights and Series D Preferred Stock, is only a summary and does not purport to be complete. You should review our restated certificate of incorporation and the Rights Agreement for a full understanding of the terms of these securities. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Certain Provisions of our Certificate of Incorporation and Bylaws
Some provisions of our certificate of incorporation and bylaws could make the acquisition of control of our company and/or the removal of our existing board of directors and management more difficult, including the following:

•	we do not provide for cumulative voting for our directors;

•	we have a classified board of directors with each class serving a staggered three-year term;

•	a vote of 70% of the outstanding shares of voting stock is required to remove directors, and such directors may only be removed for cause;

•	a vote of 70% of the outstanding shares of voting stock is required to amend, alter or repeal our bylaws and certain sections of our certificate of incorporation;

•
unless approved by at least two-thirds of the number of members of our board of directors fixed from time to time, a vote of 70% of the outstanding shares of voting stock is required to effect any merger or consolidation of our company or any of our subsidiaries with or into another corporation; effect any sale, lease, exchange or other disposition by us or any of our subsidiaries of all or substantially all of our assets in a single transaction or series of related transactions; or effect any issuance or transfer by us or any of our subsidiaries of any of our voting securities (except as issued pursuant to a stock option, purchase or bonus plan);

•
our board of directors may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created and may fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

•	our board of directors may issue preferred stock without any vote or further action by the stockholders;

•	our board of directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each class of preferred stock;

•	all stockholder actions must be taken at a regular or special meeting of the stockholders and cannot be taken by written consent without a meeting; and

•
we have advance notice procedures which generally require that stockholder proposals and nominations be provided to us not less than 30 days and not more than 75 days before the date of the originally scheduled annual meeting in order to be properly brought before a stockholder meeting.

Section 203 of the Delaware General Corporation Law
Section 203 of the DGCL regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with a holder of 15% or more of its voting stock (an “interested stockholder”) for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved in advance the transaction in which the stockholder became an interested stockholder;

•
the stockholder owns at least 85% of the voting stock, excluding shares owned by directors, officers and employee stock plans after the transaction in which such stockholder became an interested stockholder; and

•
the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder at a stockholder meeting, and not by written consent.

This prohibition on business combination transactions with an interested stockholder may be removed, however, if our continuing board of directors proposes business combinations with another party, or our stockholders, by majority vote, determine to opt out of Section 203 of the DGCL and one year has elapsed since the vote.
Transfer Agent and Registrar
The transfer agent and registrar for our capital stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK
We currently have authorized 200,000 shares of preferred stock, $1.00 par value per share. As discussed above under the heading “Description of Common Stock-General,” we have 17,604 shares of authorized but undesignated preferred stock. As of the date of this prospectus, the only shares of preferred stock of our company outstanding were 3,000 shares of Series D Preferred Stock.
Our certificate of incorporation authorizes our board of directors to create and provide for the issuance of one or more series of preferred stock, without the approval of our stockholders. Prior to the issuance of each series of our undesignated preferred stock, our board of directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series.
Subject to limitations prescribed by the DGCL and our certificate of incorporation, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other matters as may be fixed by resolution of the board of directors. Each series of preferred stock that we offer under this prospectus will, when issued, be fully paid and non-assessable, and will not have, or be subject to, any preemptive or similar rights.
The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price, or its manner of calculation, and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•
any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Rank
Unless otherwise specified in the prospectus supplement, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, the preferred stock will rank:

•
senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•
on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

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junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.
Transfer Agent and Registrar
The transfer agent and registrar, if any, for any series of preferred stock will be set forth in the applicable prospectus supplement.
DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, to purchase debt securities, subordinated notes, preferred stock or common stock. Warrants may be issued independently or together with any other security, and may be attached to or separate from such security. We will issue the warrants under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to any warrants we offer. The warrant agent will act solely as our agent and will not act as an agent for the holders or beneficial owners of the warrants.
This section summarizes the general terms and provisions of warrants that we may offer using this prospectus. We will describe the particular terms of any series of warrants that we may offer in more detail in a prospectus supplement. You should read the prospectus supplement, and refer to the applicable forms of warrant agreement and warrant certificate, for a full understanding of the specific terms of any warrant. The forms of the warrant agreement and the warrant certificate will be filed or incorporated by reference as exhibits to the registration statement to which this prospectus is a part.
The prospectus supplement relating to any specific warrants that we offer using this prospectus will describe the following terms of such warrants, if applicable:

•	the title and the aggregate number of warrants;

•	the debt securities, preferred stock or common stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent; and

•	the exchanges, if any, on which such warrants may be listed.

Before the warrants are exercised, holders of warrants will not have any of the rights of holders of the securities that such holders are entitled to purchase under the warrants.
Each holder of a warrant will be entitled to purchase the amount or number of securities at the exercise price described in the prospectus supplement that is used to offer the warrants. After the close of business on the day when the right to exercise the warrants terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.
We will specify the place or places where, and the manner in which, warrants may be exercised in the warrant agreement and prospectus supplement that is used to offer the warrants. In general, when we or our warrant agent receive payment and the warrant certificate, endorsed in the manner described in the warrant certificate, at the address we specify in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the securities that you purchased on exercise of warrants. If you exercise fewer than all of the warrants represented by a warrant certificate, we will issue to you a new warrant certificate for the unexercised and unexpired amount of warrants.
DESCRIPTION OF RIGHTS
This section describes the general terms of the rights to purchase securities that we may offer to stockholders using this prospectus. The following description is only a summary and does not purport to be complete. You must look at the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of rights. The forms of the subscription agent agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Rights may be issued independently or together with any other security and may or may not be transferable. As part of a rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the type and number of shares of securities that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. Federal income tax considerations.
In general, a right entitles the holder to purchase for cash a specific number of shares of securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;

•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	whether the rights include “oversubscription rights” so that a holder of the rights may purchase more securities if other holders do not purchase their full allotments; and

•
whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of securities and warrants in any combination. A prospectus supplement will describe the specific terms of the units offered, and any special considerations, including tax considerations, applicable to investing in those units. You must look at the applicable prospectus supplement and any applicable unit agreement for a full understanding of the specific terms of any units. The form of unit agreement will be filed or incorporated by reference as an exhibit to the registration statement to which this prospectus is a part.
PLAN OF DISTRIBUTION
We may offer and sell the securities offered by this prospectus:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through some combination of these methods.

The applicable prospectus supplement will describe the terms of the offering of any securities, including the name or names of any underwriters, dealers or agents, the price of the offered securities and the net proceeds to us from the sale of such securities, including any underwriting discounts and commissions or other items constituting underwriters’ compensation, and any discounts, commissions or fees allowed or paid to dealers or agents.
By Underwriters
If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless the applicable prospectus supplement specifies otherwise, the obligations of the underwriters or agents to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the offered securities if any of the securities are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters’ compensation may be changed from time to time.
By Dealers
If a dealer is utilized in the sale of any securities offered by this prospectus, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the applicable prospectus supplement.
By Agents
We may also sell securities offered by this prospectus through agents. We will name any agent involved in the offer and sale and describe any commissions payable by us in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.
By Direct Sales
We may also directly sell securities offered by this prospectus. In this case, no underwriters, dealers or agents would be involved. We will describe the terms of any of those sales in the applicable prospectus supplement.
General Information
Underwriters, dealers and agents that participate in the distribution of the securities offered by this prospectus may be deemed underwriters under the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

If the applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by some specified institutions to purchase offered securities from us at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions stated in the prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of the contracts.
Under agreements entered into with us, agents and underwriters who participate in the distribution of the offered securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution regarding payments that the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
Unless otherwise indicated in the applicable prospectus supplement and other than our common stock, all securities we offer using this prospectus will be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary trading market for any of the securities will ever develop or, if one develops, that it will be maintained or provide any significant liquidity.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase of the securities. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us, and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
In connection with an offering of our securities, underwriters, dealers or agents may purchase and sell them in the open market. These transactions may include stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of some bids or purchases for the purpose of preventing or slowing a decline in the market price of the securities, and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us in the offering. Underwriters may also impose a penalty bid, which means that the underwriting syndicate may reclaim selling concessions allowed to syndicate members or other broker dealers which sell securities in the offering for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time without notice. These transactions may be affected on any securities exchange on which the securities may be listed, in the over-the-counter market or otherwise.
VALIDITY OF SECURITIES
The validity of the securities offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.
EXPERTS
The consolidated financial statements of our company as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, our independent registered public accounting firm, incorporated by reference herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through the Internet at the SEC web site at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities and their copy charges. You may also obtain copies of our SEC filings at the office of The NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, NY 10006. For further information on obtaining copies of our public filings at The NASDAQ Stock Market, you should call 1-212-401-8700.
The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and are incorporating them by reference into this prospectus:

•	Our Annual Report on Form 10‑K for the year ended December 31, 2015;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2016;

•	Current Reports on Form 8-K filed with the SEC on March 16, 2016, April 20, 2016, May 20 2016, and July 17, 2016; and

•
the description of our common stock and preferred share purchase rights included in our registration statements on Form 8‑A filed with the SEC, including any amendment or reports filed for the purpose of updating such description, and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference any future filings made by it with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes more dated information.
You can obtain a copy of any documents which are incorporated by reference in this prospectus or any supplement at no cost by writing or telephoning us at:
Investor Relations
Heartland Financial USA, Inc.
1398 Central Avenue
Dubuque, Iowa 52001
(563) 589-2100

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement relating to the offered securities. We have not authorized anyone to provide you with different information. We are not offering to sell any of the securities that may be offered hereby in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$ *
Legal fees and expenses	**
Printing and engraving	**
Accountants’ fees and expenses	**
Miscellaneous expenses	**
Total	$ **

* Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act.
**    These fees cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Heartland is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney’s fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
Article IX of Heartland’s Certificate of Incorporation, as amended and restated (the “Certificate of Incorporation”), provides that any director or officer of Heartland, and each person who serves at the request of Heartland as a director, officer or partner of another enterprise, shall be indemnified in accordance with, and to the fullest extent authorized by, the DGCL.
Article VIII of Heartland’s Bylaws provides that Heartland is required to indemnify its directors and officers under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary. Article VIII of the Bylaws also provides that Heartland may advance expenses to its directors and officers as incurred in connection with proceedings against them for which they may be indemnified.
Heartland also carries directors’ and officers’ liability insurance.
Article X of the Certificate of Incorporation provides that, to the full extent permitted by the DGCL, a director of Heartland shall not be liable to Heartland or its stockholders for monetary damages for breach of fiduciary duty as a director.

Item 16. Exhibits.

Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on November 7, 2008).
3.2	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on August 10, 2009).
3.3	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on August 6, 2015).
3.4
Certificate of Designation of 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8‑K filed on February 11, 2016).

3.5	Bylaws of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10‑K filed on March 15, 2004).
4.1
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S‑4 (File No. 33-76228) filed on May 4, 1994).

4.2
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (incorporated by reference to Exhibit 4.4 of Registrant’s Annual Report on Form 10‑K filed on March 11, 2016).

4.3
Rights Agreement, dated as of January 17, 2012, between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8‑A filed on May 17, 2012).

4.4*	Form of Warrant Agreement.
4.5*	Form of Unit Agreement.
4.6**	Form of Indenture between Heartland Financial USA, Inc. and [], as Trustee, to be used in connection with the issuance of Debt Securities.
4.7
Indenture between Heartland Financial USA, Inc. and U.S. Bank National Association dated December 17, 2014, as supplemented (including form of note) (incorporated by reference to Exhibits 4.1 and 4.2 to Registrant’s Current Report on Form 8-K dated on December 18, 2014), to be used in connection with the issuance of Subordinated Notes.

4.8*	Form of Subscription Agreement.
5.1**	Opinion of Dorsey & Whitney LLP.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney.
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.
25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to Exhibit 4.6

* To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
** Filed herewith.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, on the 29th day of July, 2016.

HEARTLAND FINANCIAL USA, INC.
By:	/s/ Lynn B. Fuller
Lynn B. Fuller Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 29th day of July, 2016.

Signature	Title

/s/ Lynn B. Fuller	Chairman, Chief Executive Officer and Director (principal executive officer)
Lynn B. Fuller

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal financial officer)
Bryan R. McKeag

/s/ Janet M. Quick	Executive Vice President and Deputy Chief Financial Officer (principal accounting officer)
Janet M. Quick

*	Director
James F. Conlan

*	Director
John W. Cox Jr.

*	Director
Mark C. Falb

*	Director
Thomas L. Flynn

*	Director
R. Michael McCoy

*	Director
Kurt M. Saylor

*	Director
John K. Schmidt

*	Director
Duane E. White

* /s/ Michael J. Coyle	Attorney-in-Fact
Michael J. Coyle

EXHIBIT INDEX

Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Restated Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on November 7, 2008).
3.2	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on August 10, 2009).
3.3	Amendment to Certificate of Incorporation of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10‑Q filed on August 6, 2015).
3.4
Certificate of Designation of 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8‑K filed on February 11, 2016).

3.5	Bylaws of Heartland Financial USA, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10‑K filed on March 15, 2004).
4.1
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S‑4 (File No. 33-76228) filed on May 4, 1994).

4.2
Form of Specimen Stock Certificate for Heartland Financial USA, Inc. 7% Senior Non-Cumulative Perpetual Convertible Preferred Stock, Series D (incorporated by reference to Exhibit 4.4 of Registrant’s Annual Report on Form 10‑K filed on March 11, 2016).

4.3
Rights Agreement, dated as of January 17, 2012, between Heartland Financial USA, Inc. and Dubuque Bank and Trust Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8‑A filed on May 17, 2012).

4.4*	Form of Warrant Agreement.
4.5*	Form of Unit Agreement.
4.6**	Form of Indenture between Heartland Financial USA, Inc. and [], as Trustee, to be used in connection with the issuance of Debt Securities.
4.7
Indenture between Heartland Financial USA, Inc. and U.S. Bank National Association dated December 17, 2014, as supplemented (including form of note) (incorporated by reference to Exhibits 4.1 and 4.2 to Registrant’s Current Report on Form 8-K dated on December 18, 2014), to be used in connection with the issuance of Subordinated Notes.

4.8*	Form of Subscription Agreement.
5.1**	Opinion of Dorsey & Whitney LLP.
23.1**	Consent of KPMG LLP.
23.2**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).
24.1**	Powers of Attorney.
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee.
25.2*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, with respect to Exhibit 4.6

* To be filed by amendment or pursuant to report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
** Filed herewith.